Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (Form S-4 No. 333-220447) of Invitae Corporation for the registration of 63,217 shares of its common stock, of our report dated March 5, 2018, with respect to the consolidated financial statements of Invitae Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

April 20, 2018